SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): May 28, 2004


                                   EPLUS INC.
              -----------------------------------------------------
             (Exact name of registrant as specified in its charter)

            Delaware                   000-28926                  54-1817218
         --------------              --------------             --------------
     (State or other jurisdiction   (Commission File Number)    (IRS Employer
    of incorporation)                                          Identification
                                                                  No.)

                  400 Herndon Parkway, Herndon, Virginia 20170
              -----------------------------------------------------
          (Address, including zip code, of principal executive office)

                                 (703) 834-5710
                                 --------------
              (Registrant's telephone number, including area code)

Item 2. Acquisition or Disposition of Assets

ePlus inc. ("ePlus") announced by press release on May 28, 2004 that on May 28, 2004, it had purchased fixed assets, customer lists, and contracts and assumed certain limited liabilities relating to the IT fulfillment and IT professional services business of Manchester Technologies, Inc. The press release is attached hereto as Exhibit 99 and incorporated by reference herein. ePlus' acquisition was made pursuant to an Asset Purchase and Sale Agreement dated May 28, 2004 by and between ePlus Technology, Inc., a Virginia corporation, and a wholly owned subsidiary of ePlus and Manchester Technologies, Inc., a New York Corporation. The purchase price for the acquisition was approximately $5.2 million dollars. Approximately 125 former Manchester Technologies, Inc. personnel will be hired by ePlus as part of the transaction and are located in the established offices of Manchester in metropolitan New York, South Florida and Baltimore.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

The pro forma and historical financial statements required by item 7 of Form 8-K will be filed by amendment. The following exhibits are filed herewith:

       Exhibits       Description

          2    Asset   Purchase  and  Sale   Agreement  by  and  between   ePlus
               Technology, Inc. and Manchester Technologies, Inc. dated May 28, 2004.

          99 Press Release dated May 28, 2004 regarding the acquisition of certain assets of Manchester Technologies, Inc. by ePlus inc.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     ePlus inc.


                                                     By: /s/ Steven J. Mencarini
                                                     Steven J. Mencarini
Date: May 28, 2004                                   Chief Financial Officer